EXHIBIT 99.1

PRESS RELEASE

Educational Development Corp. to Host Third Quarter 2021 Earnings Call

December 22, 2021 - Educational Development Corp. (NASDAQ:EDUC), a publishing company specializing in books for children, today announced plans to release financial results for its third fiscal quarter ended November 30, 2021. The company will announce earnings after the close on January 6, 2022.

Educational Development Corp. will also host an earnings conference call followed by a question-and-answer session to be held on January 6, 2022 at 4:30 PM Eastern Time.

Conference Call

Date: Thursday, January 6, 2022
Time: 4:30 p.m. ET (3:30 p.m. CT)
Toll-free dial-in number: (855) 639-3876
International dial-in number: (602) 585-9973
Conference ID: 3089317

The conference call will be broadcast live and available for replay via the investor relations section of the company's website at www.edcpub.com/Investors.

About Educational Development Corporation

EDC is a publishing company specializing in books for children. EDC is the exclusive United States trade co-publisher of the line of educational children’s books produced in the United Kingdom by Usborne Publishing Limited (“Usborne”) and we also exclusively publish books through our ownership of Kane Miller Book Publisher (“Kane Miller”); both international award-winning publishers of children’s books. EDC’s current catalog contains over 2,000 titles, with new additions semi-annually. Both Usborne and Kane Miller products are sold via 4,000 retail outlets and by independent consultants, who hold book showings in individual homes, through social media, book fairs with school and public libraries, direct and internet sales.

Investor Relations:

Steven Hooser or Jean Marie Young

Three Part Advisors, LLC

214.872.2710